Exhibit 10.3

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into this 15th day of December, 2021, by and among by and among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Holdings”), Meredian, Inc., a Georgia corporation (“Meredian”), Meredian Bioplastics, Inc., a Georgia corporation (“MBP”), Danimer Scientific, L.L.C., a Georgia limited liability company (“Danimer”), Danimer Bioplastics, Inc., a Georgia corporation (“DBP”), and Danimer Scientific Kentucky, Inc., a Delaware corporation (“DSK”; Holdings, Meredian, MBP, Danimer, DBP, and DSK, each a “Borrower” and collectively, the “Borrowers”), and TRUIST BANK, a North Carolina banking corporation (“Lender”).

Recitals:

Borrowers and Lender are party to that certain Revolving Credit Agreement dated April 29, 2021 (as at any time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By adding the following new definitions to Section 1.1 of the Credit Agreement, in appropriate alphabetical sequence:

“2021 Convertible Notes Hedge” shall mean any call or capped call option (or substantively equivalent derivative transaction) relating to PubCo’s common stock (or other securities or property following a merger event or other change of the common stock of PubCo) purchased by PubCo in connection with the 2021 Convertible Notes Offering.

“2021 Convertible Notes Offering” shall mean an offering by PubCo of senior unsecured promissory notes in a maximum original aggregate principal amount not to exceed $300,000,000 pursuant to a certain Indenture dated on or about the First Amendment Date between PubCo and U.S. Bank National Association, as trustee, paying agent, and conversion agent.

“First Amendment Date” shall mean December 15, 2021.

(b) By deleting from Section 1.1 of the Credit Agreement the definitions of “Availability Block”, “Domestic Availability Block” and “Ex-Im Availability Block” in their entireties and by substituting in lieu thereof the following new definitions, respectively:

“Availability Block” shall mean, during any Fiscal Quarter, the following amount, calculated as of the last day of each Fiscal Quarter, for the period of four (4) Fiscal Quarters then ended:

(i) Consolidated EBITDA for such period minus,

(ii) to the extent added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA for such period, the sum of (A) interest paid in cash by Borrowers and their Subsidiaries for such period less interest income paid to Borrowers or their Subsidiaries on leverage loans receivables outstanding in connection with any financing obtained by any of Borrowers and their Subsidiaries in connection with new markets tax credits that may be claimed pursuant to Section 45D of the Code, (B) scheduled principal payments made by Borrowers and their Subsidiaries on Consolidated Total Debt during such period, plus (C) income taxes paid in cash by Borrowers and their Subsidiaries for such period, minus

(iii) any principal payments on Consolidated Total Debt paid by Borrowers and their Subsidiaries during such period that were not added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA for such period, all determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, if the amount calculated pursuant to this definition as of the last day of any Fiscal Quarter is a positive number (i.e., is greater than $0), the Availability Block shall be equal to $0.

The Availability Block is composed of the Domestic Availability Block and the Ex-Im Availability Block.

As of the First Amendment Date, the Availability Block is $11,843,809.53 and shall be adjusted based on the financial statements for the Fiscal Month ended on or about December 31, 2021 pursuant to Section 5.1(b) and as of the last Fiscal Month of each Fiscal Quarter thereafter. Each such adjustment shall become effective on the date that Borrower Agent is required pursuant to Section 5.1(f) to deliver to Administrative Agent the first Borrowing Base Certificate following the delivery of the applicable financial statements (or, if sooner, on the date on which Borrower Agent actually delivers such Borrowing Base Certificate).

“Domestic Availability Block” shall mean, during any Fiscal Quarter, an amount equal to 75% of the Availability Block for such Fiscal Quarter.

“Ex-Im Availability Block” shall mean, during any Fiscal Quarter, an amount equal to 25% of the Availability Block for such Fiscal Quarter.

(c) By deleting from Section 2.19(a) of the Credit Agreement the reference to “April 29, 2022” and by substituting in lieu thereof the phrase “the First Amendment Date”.

(d) By deleting Section 7.15(a) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(a) own, hold or acquire any assets, other than (i) Equity Interests in its Subsidiaries, including the Excluded Subsidiaries, and activities incidental thereto, (ii) Equity Interests of Parent or PubCo (by way of repurchase), (iii) cash and Cash Equivalents, (iv) the 2021 Convertible Notes Hedge; and (v) a leasehold interest in any Facility, including as lessee or sublessor;

(e) By adding a new clause (v) to Section 7.15(c) of the Credit Agreement to immediately follow clause (iv) therein and to read as follows, and changing the reference to the existing clause (v) therein to clause (vi):

(v) engage in, conduct and perform the transactions contemplated by the 2021 Convertible Note Offering and the 2021 Convertible Notes Hedge; and

(f) By deleting Section 8.1(f) of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

(f) any Loan Party or any Subsidiary of a Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness (including the Advantage Subordinated Debt and the Kentucky NMTC Subordinated Debt and any Indebtedness of Parent or PubCo) that is outstanding, when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) subject to any applicable cure period, or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness (including an "Event of Default" under and as defined in each of the Advantage Loan Agreement and the Kentucky QLICI Loan Agreement); or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed, purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (provided that, notwithstanding any of the foregoing in this clause (f), the conversion of Indebtedness incurred by PubCo in connection with the 2021 Convertible Notes Offering into Equity Interests (or that such Indebtedness has or may become convertible into Equity Interests) in accordance with the Indenture governing the 2021 Convertible Notes Offering shall not be deemed an Event of Default under this clause (f)); or

3. Additional Covenants.

(a) Reference is made to that certain letter agreement dated July 23, 2021 among Loan Parties and Lender (the “Novomer Consent Letter”). Pursuant to the Novomer Consent Letter, Borrowers agreed to execute and deliver, and cause certain other parties to execute and deliver, the Joinder Documents (as defined in the Novomer Consent Letter) simultaneously with the consummation of the Merger (as defined in the Novomer Consent Letter) or upon the New Subsidiary Formation (as defined in the Novomer Consent Letter). Borrowers hereby agree that Borrowers, New Subsidiary and the other parties thereto shall execute and deliver all of the Joinder Documents on or before the date that is thirty (30) days after the First Amendment Date (or such later date to which Lender in its discretion may agree in writing).

(b) On or before the date that is thirty (30) days after the First Amendment Date (or such later date to which Lender in its discretion may agree in writing), Borrowers shall deliver to Lender evidence of insurance coverage, loss payable endorsements and related information and documentation satisfying the requirements of Section 5.8 of the Loan Agreement.

4. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); and the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens, subject only to Permitted Liens.

6. Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement and the Security Agreement are true and correct on and as of the date hereof.

7. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein (including the covenants contained in Section 3 hereof) shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a) Lender shall have received from Borrowers a counterpart of this Amendment, duly executed by each Borrower and a counterpart of the Reaffirmation and Ratification of Guarantors in the form attached to this Amendment, duly executed by each Guarantor;

(b) [Reserved]; and

(c) Lender shall have received from Borrowers payment of the fees and expenses contemplated by Section 10 of this Amendment (except, with respect to legal fees and expenses of Lender’s legal counsel, only to the extent invoiced by such legal counsel at least two (2) Business Days prior to the date hereof).

10. Expenses of Lender. Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11. Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

12. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. Further Assurances. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[SEAL]

MEREDIAN, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[CORPORATE SEAL]

MEREDIAN BIOPLASTICS, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[CORPORATE SEAL]

DANIMER SCIENTIFIC, L.L.C.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[SEAL]

[Signatures continue on the following page.]

First Amendment to Revolving Credit Agreement (Danimer)

DANIMER BIOPLASTICS, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[CORPORATE SEAL]

DANIMER SCIENTIFIC KENTUCKY, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

[CORPORATE SEAL]

[Signatures continue on the following page]

First Amendment to Revolving Credit Agreement (Danimer)

LENDER:

TRUIST BANK

By:	/s/ JC Fanning
Name:	JC Fanning
Title:	Director

First Amendment to Revolving Credit Agreement (Danimer)